Exhibit 10.15

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of September 13, 2024, by and between ARE-230 ADRIAN ROAD, LLC, a Delaware limited liability company (“Landlord”), and EIKON THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of June 8, 2020, as amended by those certain letter agreements dated as of November 28, 2023 and February 28, 2024 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of 285,346 rentable square feet in that certain building located at 230 Harriet Tubman Way, Millbrae, California (the “Building”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. As part of Landlord’s Work under the Work Letter, Landlord is required to perform certain photovoltaic improvements on the roof of the Building (the “Baseline System Improvements”), as described in further detail in that certain bid for the Baseline System Improvements prepared by Truebeck, dated as of May 7, 2024 (the “Baseline System Bid”).

C. Notwithstanding the foregoing, Tenant has requested, and Landlord has agreed, that (i) the scope of the Baseline System Improvements be expanded to include additional photovoltaic improvements on the roof of the Building in excess of the Baseline System Improvements (such expanded scope, the “Upsized System Improvements”), as described in further detail in that certain Prime Contract Potential Change Order #5073 prepared by Truebeck, dated July 22, 2024 (the “Upsized System Bid”), and (ii) Tenant shall perform the Upsized System Improvements.

D. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, reflect that (i) Landlord has no further obligation to construct the Baseline System Improvements as part of Landlord’s Work under the Work Letter, and (ii) Tenant shall perform the Upsized System Improvements, subject to the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Landlord’s Work. Notwithstanding anything to the contrary contained in the Lease, as of the date of this First Amendment (i) Landlord has no further obligation to construct the Baseline System Improvements under the Lease, and (ii) the defined term “Landlord’s Work” is hereby amended to remove any reference to construction of the Baseline System Improvements.

2.

Upsized System Improvements. Tenant shall perform the Upsized System Improvements in a good and workmanlike manner, in compliance with all applicable Legal Requirements and otherwise pursuant to the terms of this Section 2. Tenant acknowledges and agrees that (i) Truebeck shall be the general contractor for the Upsized System Improvements (the “General Contractor”), and any subcontractors and vendors for the Upsized System Improvements shall be selected by Landlord, in Landlord reasonable discretion, (ii) Tenant shall enter into a change order to Tenant’s existing contract with the General Contractor for the construction of the Upsized System Improvements on a form approved by Landlord, in Landlord’s sole and absolute discretion, and Tenant shall enter into changes orders to Tenant’s existing contracts with Tenant’s subcontractors and/or vendors for the Upsized System Improvements, as applicable, on forms approved by Landlord, in Landlord’s reasonable discretion, and (iii) the scope, plans and schedule for the construction of the Upsized System Improvements shall be approved by Landlord, in Landlord’s sole and absolute discretion. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the General Contractor, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor, with respect to the Upsized System Improvements. Except for the Solar Credit (as defined below), Tenant shall be solely responsible for all of the costs of the Upsized System Improvements. The Upsized System Improvements shall be treated as an Alteration and shall be undertaken pursuant to Section 12 of the Lease. Notwithstanding anything contrary contained in Section 12 of the Lease, (i) Landlord hereby waives any right it has to reimbursement by Tenant for the reasonable out-of-pocket costs incurred by Landlord for Landlord’s plan review, coordination, scheduling and supervision with respect to the Upsized System Improvements; and (ii) Tenant shall not reimburse Landlord for, or indemnify or hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by the General Contractor or its selected subcontractors and vendors, delays caused by such work, or inadequate cleanup.

Notwithstanding anything to the contrary contained herein, during Tenant’s performance of the Upsized System Improvements, neither Tenant nor any Tenant Party shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities in connection with Landlord’s Work, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the portions of the Premises which are subject to the construction of Landlord’s Work until Substantial Completion of Landlord’s Work.

3.

Solar Credit. In connection with Tenant’s construction of the Upsized System Improvements, Landlord shall provide a credit to Tenant in the amount of [***] (i.e., the estimated cost of the Baseline System Improvements set forth in the Baseline System Bid, referred to herein as the “Baseline Estimate”) (the “Solar Credit”). Landlord shall disburse the Solar Credit to Tenant once a month against a draw request in substantially similar form to Landlord’s standard form, containing evidence of the payment of applicable costs and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Monthly disbursements of the Solar Credit shall be made until the entire Solar Credit has been disbursed, and thereafter Tenant shall be responsible for funding all remaining costs to complete the Upsized System Improvements. Tenant may apply the TI Allowance, as defined in the Lease and subsequently amended by that certain Letter Agreement between the parties, dated November 28, 2023, towards the costs related to the Upsized System Improvements that are not otherwise eligible for reimbursement under the Solar Credit. Upon Tenant’s completion of the Upsized System Improvements in accordance with applicable Legal Requirements and pursuant to the scope and plans approved by Landlord (and prior to any final disbursement of the Solar Credit), Tenant shall deliver to Landlord the following items for Landlord’s review and approval: (i) sworn statements setting forth the names of all contractors and subcontractors who did work on the Upsized System Improvements and final lien waivers from all such contractors and subcontractors, (ii) “as built” plans for the Upsized System Improvements, (iii) a Certificate of Substantial Completion in Form AIA document G704 executed by the General Contractor, (iv) invoices showing the total cost of the Upsized System Improvements, along with reasonable evidence thereof, (v) copies of any governmental approvals required in connection with the construction and/or operation of the Upsized System Improvements at the Project, and (vi) any other items reasonably requested by Landlord.

Notwithstanding anything contained herein, if the actual costs of the Upsized System Improvements exceed [***] (i.e., the estimated cost of the Upsized System Improvements set forth in the Upsized System Bid, referred to herein as the “Upsized Estimate”) (any such costs in excess of the Upsized Estimate, “Excess Costs”), then, to the extent any such Excess Costs are solely attributable to modifications to the Upsized System Improvements which would have been required in the ordinary course of constructing the Baseline System Improvements pursuant to the Baseline System Bid, as reasonably determined by the General Contractor (“Ordinary Course Excess Costs”), Landlord shall increase the Solar Credit by an amount equal to the Ordinary Course Excess Costs.1

Upon the expiration or earlier termination of the Term, Tenant shall surrender the Upsized System Improvements in good condition, except for reasonable wear and tear. Landlord shall have no obligation to make any repairs or improvements to the Upsized System Improvements and, notwithstanding anything to the contrary contained in the Lease, the repair, replacement and maintenance of the Upsized System Improvements shall constitute a “Tenant Maintenance Obligation” pursuant to Section 14 of the Lease. Tenant acknowledges that upon the expiration or earlier termination of the Lease, the Upsized System Improvements shall become the property of Landlord and Tenant shall have no right to remove the Upsized System Improvements or any portion thereof from the Building. Any damage to the roof of the Building (including the roof membrane), the Building structure and/or the Building Systems caused in connection with the Upsized System Improvements shall be repaired by Landlord, subject to reimbursement by Tenant for the costs thereof.

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For example, if there are $50,000 of Excess Costs, and the General Contractor determines that $10,000 of such Excess Costs are attributable to Ordinary Course Excess Costs, then (a) Landlord shall increase the Solar Credit by $10,000, to an aggregate amount of $598,741, and (b) Tenant shall be responsible for $40,000 of such Excess Costs (i.e., the balance of Excess Costs not attributable to Ordinary Course Excess Costs).

4.

Roof Access. Notwithstanding anything to the contrary contained in Section 41 of the Lease, Tenant shall be permitted to install the Upsized System Improvements on the roof of the Building pursuant to the terms and conditions of this First Amendment.

5.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

6.

OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7.	Miscellaneous.

a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

c. This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

(Signatures on next page)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

EIKON THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Roger M. Perlmutter
Its:	Chairman and CEO

☒ I hereby certify that the signature, name,
and title above are my signature, name and title.

LANDLORD:

ARE-230 ADRIAN ROAD, LLC,
a Delaware limited liability company

By:	Millbrae Partners, LLC,
a Delaware limited liability company, managing member

	By:	ARE-San Francisco No. 89, LLC,
a Delaware limited liability company, managing member

	By:	ARE- San Francisco No. 89 MM, LLC,
a Delaware limited liability company, managing member

	By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS Corp.,
a Maryland corporation,
general partner

	By:	/s/ Kristen Childs
	Its:	Vice President – Real Estate

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